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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Alaska Air Group, Inc. of our report dated February 27, 2004 (May 20, 2004 for Note 17) (which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" discussed in Note 15 and the revision discussed in Note 17), appearing in the Annual Report on Form 10-K/A of Alaska Air Group, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

July 26, 2004

                                  Exhibit 23.1